As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FedEx Corporation
(Exact name of registrant as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)
FedEx Corporation Incentive Stock Plan
(Full title of the plan)

Christine P. Richards
Executive Vice President, General Counsel and Secretary
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500
(Name, address and telephone number,
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Registration
to be Registered	Registered	Price Per Share (1)	Offering Price (1)	Fee
Common Stock, par value $0.10 per share	10,300,000 shares	$59.40	$611,820,000	$24,044.53

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($59.40) of the high ($61.47) and low ($57.33) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on December 12, 2008.

EXPLANATORY NOTE
PART II
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-5.1
EX-15.1
EX-23.1

EXPLANATORY NOTE
     This registration statement is being filed solely for the registration of additional shares of common stock of FedEx Corporation (the “Company”) for issuance pursuant to awards granted under the FedEx Corporation Incentive Stock Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration No. 333-111399, Registration No. 333-121418 and Registration No. 333-130619) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents previously filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008;
     (b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2008 and November 30, 2008;
     (c) The Company’s Current Reports on Form 8-K filed on June 2, 2008, October 3, 2008 and October 22, 2008; and
     (d) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A dated April 14, 2000, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.
     The legality of the shares of common stock registered hereunder has been passed upon by Christine P. Richards, the Company’s Executive Vice President, General Counsel and Secretary. As of December 18, 2008, Ms. Richards owned 45,027 shares of the Company’s common stock and held options to purchase 122,035 shares of the Company’s common stock. Of the options held by Ms. Richards, 63,508 were exercisable as of December 18, 2008.

Item 8.	Exhibits.
See the Exhibit Index on page E-1 for a list of the exhibits being filed with this Report.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 19, 2008.

FedEx Corporation
By:	/s/ JOHN L. MERINO
John L. Merino
Corporate Vice President and Principal Accounting Officer

     Power of Attorney: Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ FREDERICK W. SMITH Frederick W. Smith	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2008
/s/ ALAN B. GRAF, JR. Alan B. Graf, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2008

Signature	Capacity	Date
/s/ JOHN L. MERINO John L. Merino	Corporate Vice President and Principal Accounting Officer (Principal Accounting Officer)	December 19, 2008
/s/ JAMES L. BARKSDALE James L. Barksdale	Director	December 19, 2008
/s/ AUGUST A. BUSCH IV August A. Busch IV	Director	December 19, 2008
/s/ JOHN A. EDWARDSON John A. Edwardson	Director	December 19, 2008
/s/ JUDITH L. ESTRIN Judith L. Estrin	Director	December 19, 2008
/s/ J.R. HYDE, III J.R. Hyde, III	Director	December 19, 2008
/s/ SHIRLEY A. JACKSON Shirley A. Jackson	Director	December 19, 2008
/s/ STEVEN R. LORANGER Steven R. Loranger	Director	December 19, 2008

Signature	Capacity	Date
/s/ GARY W. LOVEMAN Gary W. Loveman	Director	December 19, 2008
/s/ JOSHUA I. SMITH Joshua I. Smith	Director	December 19, 2008
/s/ PAUL S. WALSH Paul S. Walsh	Director	December 19, 2008
/s/ PETER S. WILLMOTT Peter S. Willmott	Director	December 19, 2008

EXHIBIT INDEX

Exhibit
Number	Description

4.1	FedEx Corporation Incentive Stock Plan, as amended.

4.2	Amendment to FedEx Corporation Incentive Stock Plan, as amended, and 1997, 1999 and 2002 Stock Incentive Plans.

4.3	Form of Terms and Conditions of stock option grant pursuant to FedEx Corporation Incentive Stock Plan.

4.4	Form of Restricted Stock Agreement pursuant to FedEx Corporation Incentive Stock Plan.

4.5
FedEx Corporation Incentive Stock Plan 2005 Inland Revenue Approved Sub-Plan for the United Kingdom, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on December 22, 2005 (Registration No. 333-130619).

4.6
Form of Share Option Agreement pursuant to the FedEx Corporation Incentive Stock Plan 2005 Inland Revenue Approved Sub-Plan for the United Kingdom, incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed on December 22, 2005 (Registration No. 333-130619).

5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Christine P. Richards (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page to this registration statement).

E-1